UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N. Academy Blvd, Suite B #254 Colorado Springs, Colorado	80918
(Address of principal executive offices)	(Zip Code)

1 (888) 889-0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01.      Changes in Control of Registrant.

On May 20, 2014, Bogat Family Trust (Raymond Dabney, Trustee) (“Bogat”) and Robert Melamede, Ph.D. (“Melamede”) entered into a Stock Purchase Agreement whereby Bogat purchases 500,000 Series A preferred shares from Melamede for par value of $0.001 per share, or $500.  Upon completion of the transaction, Bogat owned 1,000,000 shares of Series A preferred stock representing all of the issued and outstanding Series A preferred shares.  As of May 30, 2014 filing date, Bogat has approximately 57% cumulative voting control of the Company.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2014, Robert Melamede, Ph.D. resigned as Director, Chairman of the Board of Directors, President, and director and officer positions in the Company’s subsidiaries. Dr. Melamede will continue as a key scientific advisor to the Company and retain the title “Cannabis Science President Emeritus”. Dr. Melamede’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Dr. Melamede’s departure reduces the number of directors on the Company’s Board of Directors to four.

On May 20, 2014, Dr. Dorothy Bray was appointed as President and Chairperson of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2014	CANNABIS SCIENCE, INC.
/s/ Dr. Dorothy Bray
Dr. Dorothy Bray, C.E.O.